Global Resource Energy Inc. -- Mr. Kirby Brown New Division President

2012-12-06 07:00 ET - News Release

LOS ANGELES, Dec. 6, 2012 /PRNewswire/ -- Global Resource Energy Inc. (OTCQB: GBEN) -- The company (GBEN) is pleased to announce through its lighting division, Kardings America, the appointment of Mr. Kirby Brown as division President of Kardings America. Formerly an employee of Intrawest ULC, Mr. Brown was President and CEO of Panorama Mountain Village Resort in British Columbia since December 2007. In this position, Brown was responsible for all aspects of Panorama's resort operations, including real estate development and sales. Mr. Brown's career at Intrawest spanned over 18 years and was also Director of Resort and Lodging Experience at Whistler Blackcomb. In that role, Brown was responsible for all areas of Human Resources and Organizational Development, along with Guest Services, Information Technology and Lodging.

Brown also sat on the boards of go2, the human resource organization which supports and advocates for the needs of the Tourism and Hospitality Industry, WorkLife BC, an organization that seeks to promote personal balance in the workplace as a key driver for employee engagement and retention; Whistler Healthy Communities, a committee of council which tackles community issues of health and wellness; the Whistler Blackcomb Environmental Fund which distributes funds raised by employees to local hands-on environmental projects; the Whistler Housing Authority, tasked with the responsibility of creating and maintaining a suitable inventory of affordable homes for Whistler's workforce and was the Chair of the Tourism and Hospitality Industry and Educators Consortium which was formed by two provincial ministries to assist in the creation and implementation of the provinces growth plan for the industry.

Brown graduated with a Bachelor of Commerce from Dalhousie University in Halifax, Nova Scotia in 1993 and has his Certificate in Executive Leadership from Cornell University (eCornell).

Kardings is a multi-national green energy company designed to help bring eco-friendly technology to the market. Kardings offers LED Street Lights to all municipalities and can access a special fund called The Hero© program which was established specifically for green initiatives in municipalities. The lighting systems are highly efficient, dependable and come with the best warranties available in the industry. In most cases a city, town or village may retrofit to energy efficient led street lighting at no increased cost and may even put money back into municipal budgets. Kardings' website is www.kardings.com.

Safe Harbor Act Notice:

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the company's ability to obtain additional financing and the demand for the company's products. Any investment in the company would be extremely speculative and involve a high degree of risk and should not be pursued unless the investor could afford to lose their entire investment. Before investing, please review this filing, all past public filings with the SEC, all current Pinksheets.com filings and consult a registered broker dealer or contact the financial industry regulatory authority ("FINRA") for more information regarding locating a qualified party to assist in making an investment decision. The company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the company's success are more fully disclosed in the company's most recent public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

On behalf of the Board of Global Resource Energy Inc.

Contact Us
Global Resource Energy Inc.
investors@global-resource-energy.com
www.global-resource-energy.com